                                                                   EXHIBIT 10.11

                            MANUFACTURING AGREEMENT




                                    between




                            CMA INTERNATIONAL, INC.


                                      and


                              NATUS MEDICAL, INC.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                               TABLE OF CONTENTS

                                                                          PAGE
ARTICLE  1 - DEFINITIONS.................................................  3

ARTICLE  2 - MANUFACTURING OF PRODUCT....................................  6

ARTICLE  3 - PRICE; PRICE ADJUSTMENTS.................................... 10

ARTICLE  4 - RECORDS..................................................... 11

ARTICLE  5 - TERM; TERMINATION........................................... 11

ARTICLE  6 - INDEMNIFICATION............................................. 15

ARTICLE  7 - FORCE MAJEURE............................................... 17

ARTICLE  8 - LEGAL COMPLIANCE; AUTHORIZATION............................. 18

ARTICLE  9 - PRESS RELEASES; USE OF NAMES................................ 18

ARTICLE 10 - DISPUTE RESOLUTIONS; VENUE.................................. 19

ARTICLE 11 - CONFIDENTIALITY............................................. 20

ARTICLE 12 - PROTECTION OF INTELLECTUAL PROPERTY......................... 21

ARTICLE 13 - MISCELLANEOUS............................................... 23

                            MANUFACTURING AGREEMENT
                            -----------------------

     THIS MANUFACTURING AGREEMENT, is made effective as of this 3/rd/ day of December, 1998, by and between NATUS MEDICAL, INC. a corporation organized under the laws of the State of California and having a place of business at 1501 Industrial Road, San Carlos, California, 94070 ("Natus") and CMA INTERNATIONAL,
                                                 -----
INC., a corporation organized under the laws of the State of North Carolina and having a place of business at 100 Europa Drive, Suite 520, Chapel Hill, North Carolina 27514, on its own behalf and on behalf of any Affiliate entity or entities as defined herein ("CMA") (each individually a "Party" and collectively
                             ---                         -----
the "Parties").
     -------
                                  WITNESSETH:
                                  ----------

     WHEREAS, Natus wishes to distribute commercially certain products; and

     WHEREAS, CMA wishes to perform manufacturing, testing and quality assurance services for the manufacturing, of such products for sale to Natus; and

     WHEREAS, Natus desires CMA to perform such services and sell such products to Natus, and CMA desires to perform such services and sell such product to Natus, all on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the Parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

     The following terms, whether used in the singular or plural, shall have the meanings assigned to them below for purposes of this Agreement:

     1.1 "Affiliate" shall mean any corporation or non-corporate entity which
          ---------
controls, is controlled by, or is under common control with a Party, or with respect to CMA, which provides any Product-related service or component to CMA in connection with any activities contemplated by this Agreement to be performed. A corporation or non-corporate entity shall be regarded as in control of another corporation if it owns or directly or indirectly controls at least forty percent (40%) of the voting stock of the other corporation or (a) in the absence of the ownership of at least forty percent (40%) of the voting stock of a corporation or (b) in the case of a non-corporate entity, the power to direct or cause the direction of the management and policies of such corporation or non-corporate entity, as applicable, as such management and policies may relate to this Agreement.

     1.2 "Agreement" shall mean this Manufacturing Agreement.
          ---------

     1.3 "Contract Year" shall mean the period of twelve (12) successive
          -------------
calendar months commencing on the Effective Date, and each successive twelve
(12) month period thereafter.

     1.4  "Delivery Date" shall mean a date for which delivery of Product is
           -------------
stated in a purchase order.

     1.5 "Effective Date" shall mean the date appearing at the beginning of this
          --------------
Agreement .

     1.6 "Initial Term" shall have the meaning set forth in Section 5.1 hereof.
          ------------

     1.7 "Product" shall mean the specific item identified for manufacture in
          -------
each Production Proposal, as described by the Product Specifications.

     1.8  "Product Price" shall mean the Product price set forth in the
           -------------
Production Proposals attached hereto and made a part hereof, as such price may be amended from time to time during the Initial Term or any renewal term.

     1.9 "Product Specification" shall mean the detailed description of the
          ---------------------
Product, including but not limited to specifications, drawings, assembly and test procedures, quality standards, and material standards, which will be attached hereto or referenced within Production Proposals and made a part hereof, as provided by Natus, as such Product Specifications may be amended from time.

     1.10  "Production Proposal" shall mean an attachment hereto for each
            -------------------
individual item to be manufactured for Natus by CMA. Each Proposal shall be accepted by both parties as defined in Article 2.

     1.11 "Third Party" shall mean any party other than Natus, CMA and their
           -----------
respective Affiliates.

     1.12 "Unit" shall mean a single Product.
           ----

     1.13  "Transition Costs" shall mean the nonrecurring expenses associated
            ----------------
with the transfer to CMA from Natus or commencement of the manufacture of a Product by CMA for Natus.

     1.14 "Price Adjustment" shall mean changes to the Product Price as may be
           ----------------
required from time to time as set forth in Section 3.2.

     1.15 "Lead Time" shall mean the number of weeks that will elapse between
           ---------
the date that a Purchase Order is transmitted to CMA and the date that the Product is delivered by CMA.

                                    ARTICLE 2

                            MANUFACTURING OF PRODUCT
                            ------------------------

     2.1   Submission of Proposals. CMA may submit proposals or Natus may
           -----------------------
request that certain production be undertaken, at which time CMA may then submit a proposal. As a minimum the proposal shall include reference to the Product Specifications, the Product Price, the Transition Costs, and Price Adjustments associated with the specific product. Informal communications regarding draft proposals are appropriate.

     2.2   Proposal Acceptance. Natus is under no obligation to accept any
           -------------------
proposal in whole or in part. Acceptance of the proposal shall be indicated by the authorized signature of both parties appearing on the cover sheet of the proposal.

     2.3   Proposal Tracking . Upon acceptance, Production Proposals shall be
           -----------------
sequentially numbered to uniquely identify each proposal.

     2.4   Proposal Modification. Either party may make suggestions for changes
           ---------------------
to the proposal at any time. The procedure for acceptance of modifications is the same as for the original proposal.

     2.5   Transition of Production. The Parties have developed a plan for the
           ------------------------
transition of production of the Products to CMA that includes a detailed schedule of activities (the "Schedule") included in the Production Proposals. Each Party agrees to use its best, and commercially reasonable efforts to execute the tasks identified on the Schedule in a timely manner consistent with the terms of the Schedule .

     2.6   Transition Costs. The Parties have agreed to share the cost of the
           ----------------
transition of production to CMA as described in the Production Proposals.

     2.7   Production. The Parties agree that all work required by this
           ----------
Agreement to be performed by CMA shall be performed solely by CMA or its Affiliate(s) who are the sole entities permitted and authorized by Natus to perform such work under this Agreement. CMA agrees to manufacture, assemble, and package for international shipping the Products in accordance with the Product Specifications set forth in the Production Proposals. Natus may review CMA's performance of the work under this Agreement, including development, fabrication and tests of the Products, the design of the tools used to produce them, and their operation. To review the work, Natus may visit the sites where CMA or CMA's Affiliate performs it. CMA shall make available by electronic or other means any information required by Natus to be obtained or maintained as relates to Products, including current data regarding status and performance on this Agreement.

     2.8   Forecast Schedules. Natus shall deliver to CMA a forecast of Natus'
           ------------------
Unit requirements for Products for each month during the first [***] period after the first Delivery Date. Such forecast shall thereafter be updated as required so that CMA shall have been provided with a [***] rolling forecast.

     2.9   Forecast Variances. All forecasts under this Agreement and updates
           ------------------
thereof shall be for the sole purpose of assisting CMA in its planning and will not constitute an obligation of Natus to purchase the quantities of Products indicated.

     2.10  Purchase Orders. Except to the extent the parties may otherwise agree
           ---------------
with respect to a particular shipment, the Products shall be ordered by Natus pursuant to written Purchase Orders, which shall be sent to CMA by Natus with the respective Proposal from Section 2.2 referenced with not less than the "lead time" prior to the Delivery Dates specified in such Purchase Orders. Upon receipt of each Purchase Order by CMA hereunder CMA shall

__________
[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

supply the Products, in such quantities and shall deliver such Products to Natus by the Delivery Dates specified in such purchase order. CMA shall maintain in its inventory a safety stock of Products in an amount equal to [***] percent [***] of the forecast set forth in Section 2.8 hereof for the next month to ensure Product availability.

     2.11  Delivery Terms.  The terms of delivery for the Products  shall be
           --------------
EX WORKS (INCOTERMS 1990) CMA's facility located in the United Kingdom or Republic of Ireland. Products shall be suitably packaged by CMA in preparation for international shipment in packaging meeting Natus' requirements. Destination charges, transportation costs and any tariff associated with the Products shall be the responsibility of Natus.

     2.12 Lead Time. The lead time shall be as mutually agreed by the Parties in
          ---------
the Production Proposal and modified from time-to-time by mutual written agreement. CMA shall exert every effort to minimize the lead time.

     2.13  Warranties by CMA. CMA warrants to Natus that the  Products, at the
           -----------------
time of sale and shipment to Natus or its designee by CMA, will conform to the Product Specifications, as then in effect, and be free from defects in material and workmanship under normal use and operation for a period of [***] months from the Delivery Date.

     2.14  Government and Agency Requirements. CMA warrants that the manufacture
           ----------------------------------
of the Products meet all applicable worldwide government and independent agency requirements, standards and approvals as may be required by the government entities in the country of destination with respect to any Product. CMA makes no warranty that the Product Specifications meet all applicable government and independent agency requirements, standards, and approvals.

     2.15  Disclaimer by CMA. EXCEPT AS SET FORTH IN SECTIONS 2.13 AND 2.14 CMA
           -----------------
MAKES NO WARRANTY THAT THE PRODUCTS WILL BE MERCHANTALBE OR

__________
[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

FIT FOR ANY PARTICULAR PURPOSE, NOR DOES CMA MAKE ANY OTHER WARRANTIES WITH RESPECT TO THE PRODUCTS, EXPRESS OR IMPLIED, EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT.

     2.16  Product Specification Changes. In the event Natus changes the Product
           -----------------------------
Specifications, Natus shall promptly advise CMA in writing of such changes, and CMA shall promptly advise Natus as to any scheduling and/or price adjustments which may result from such changes. Prior to implementation of such changes, the Parties agree to negotiate in good faith in an attempt to reach agreement on (a) the new price for any Product manufactured hereunder by CMA which embodies such changes, and (b) any other amendments to this Agreement which may be necessitated by such changes (i.e., an adjustment to the lead time for purchase
                              ----
orders). Natus agrees to reimburse CMA for the reasonable, mutually agreed expenses incurred by CMA as a result of such changes, including, but not limited to, reimbursing CMA for its development costs, capital expenditure costs and costs for any components or other materials rendered unusable as a result of such changes.

     2.17  Product Repair. Natus, its distributors, customers, or other designee
           --------------
may return Products to CMA that are determined by Natus to be defective in accordance with Article 2.7 hereof, or that need repair in accordance with this
Article 2.17. Upon determination of any defective Product, Natus may request, and CMA shall issue, a "return authorization number" enabling Natus or the end-user to ship such Product on a freight-collect basis to CMA. CMA shall, at CMA's option, either replace or repair Products found to be defective during the Warranty period set forth in Article 2.13 with Products which conform to the Product Specifications which are part of this Agreement and in force at the time the defective Products were originally delivered. Products returned for defects in workmanship and/or materials during the Warranty Period as set forth in Article 2.13 hereof will be repaired and shipped back to the appropriate destination at no charge to Natus. Repair of non-warranty and/or post-warranty Products shall be in accordance with Natus' instruction. Repair and shipping costs for Products returned for defects that are not the responsibility of CMA, including Products that have been improperly used and/or handled, non-warranty Products, and post-warranty Products, shall be paid by Natus. If the Products are returned to CMA, and CMA determines that said Products are not defective in any way, and Natus agrees with CMA's findings, Natus agrees to pay CMA a fixed amount to be negotiated between CMA and Natus (no defects found charge) for each such Product. CMA's warranty shall not apply to any defects caused by improper use, handling, or transportation, unless improperly packaged by CMA for delivery to Natus or its designee.

                                    ARTICLE 3

                            PRICE: PRICE ADJUSTMENTS
                            ------------------------

     3.1  Price.  For all Product which is the subject of purchase orders
          -----
submitted by Natus prior to or during the first Contract Year, Natus shall pay to CMA the Product Price set forth in the Production Proposals attached hereto, subject to adjustment as set forth in Section 3.2 hereof.

     3.2  Price Adjustments. The Product Price may be adjusted by CMA for each
          -----------------
year subsequent to the Effective Date (the "New Price Year") as set forth in the
                                            --------------
Production Proposals hereof.

     3.3  Method of Payment. All payments due hereunder to CMA shall be sent to
          -----------------
CMA at the times set forth by wire transfer of funds via the Federal Reserve Wire Transfer System to the account of CMA International, Inc. that CMA may designate to Natus in writing from time to time in accordance with Section 13.8 hereof. Natus shall notify the following person prior to the date of each wire transfer:

                             Richard M. West
                             President
                             CMA International, Inc.
                             100 Europa Drive, Suite 520
                             Chapel Hill, NC 27514
                             Facsimile No.: 919-968-7829

     The wire transfer shall be due net fifteen (15) days from the date of CMA's invoice during the first Contract Year and net thirty (30) days thereafter, which invoice will be sent out concurrently with shipment of Product.

                                    ARTICLE 4

                                     RECORDS
                                     -------

     4.1  Records. CMA shall maintain all engineering, manufacturing, and
          -------
inspection records, all records of shipments of the Products from CMA, and all records related to Product or facility regulations and certifications for the time periods required by applicable laws and regulations with respect to the Products. CMA shall make such records and data available for review and copying by Natus at CMA's (or its Affiliate's) facility upon reasonable prior notice from Natus to CMA. In addition, upon termination or expiration of this Agreement, whichever occurs first, CMA will upon Natus' request, make copies of such records and data for Natus.

                                    ARTICLE 5

                                TERM: TERMINATION

     5.1 Term. Unless sooner terminated pursuant to the terms hereof, the term
         ----
of this Agreement shall commence on the Effective Date and shall expire on the fifth anniversary of the Effective Date (the "Initial Term"). The Initial Term
                                              ------------
shall extend for one (1) additional year, if prior to the fifth anniversary of the Effective Date, both Parties agree in writing that the Initial Term shall be so extended.

     5.2 Termination and Agreement. This Agreement may be terminated at any time
         -------------------------
upon mutual written agreement between the Parties.

     5.3  Termination for Default.  This Agreement may be terminated by either
          -----------------------
Party in the event of the material breach or default by the other Party of the terms and conditions hereof; provided, however, the other Party shall first give
                             --------  -------
to the defaulting Party, written notice of the proposed termination or cancellation of this Agreement, specifying the grounds therefor. Upon receipt of such notice, the defaulting Party shall have [***] to respond by curing such default (or [***] with respect to a failure by Natus to pay any amounts hereunder when due) or by delivering to the other Party a certificate that such breach is not capable of being cured within such time and that the breaching Party is working diligently to cure such breach, but in no event shall the time period for curing such breach exceed an additional [***]. If the breaching Party does not so respond or fails so to work diligently and to cure such breach within the additional time set forth above, then the other Party may either suspend the Agreement indefinitely or terminate the Agreement. Termination of this Agreement pursuant to this Section 5.3 shall not affect any other rights or remedies which may be available to the nondefaulting Party.

     5.4   Bankruptcy; Insolvency. Either Party may terminate this Agreement
           ----------------------
upon the occurrence of either of the following:

           (a) The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Party in an involuntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state insolvency or

__________
[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

other similar law in any applicable jurisdiction and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

          (b) The filing by such Party of a petition for relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state insolvency or other similar law.

     5.5  Acquisition of Merger of CMA. The parties agree that Natus is entering
          ----------------------------
into this agreement in large part on the basis of the skills and expertise of the particular individuals who own and manage CMA. If the management of CMA is substantially altered or acquired (including any purchase or acquisition of the majority of CMA assets), or if any person or entity acquires forty-percent (40%) or more of the voting shares in CMA or otherwise acquires effective control over the management of CMA, Natus may immediately terminate this Agreement. In such event Natus shall have the rights stated in Section 5.6 of this Agreement.

     5.6 Expiration; Termination; Consequences.
         -------------------------------------

         (a) Upon expiration or termination of this Agreement, whichever is sooner, (but in the case of termination, only if directed by the terminating Party in the notice of termination), CMA shall manufacture and ship, and Natus shall purchase in accordance with the provisions hereof, any and all amounts of Product ordered by Natus hereunder prior to the date on which such notice is given.

         (b) Upon expiration or termination of this Agreement for any reason,
(i) Natus shall purchase from CMA and CMA shall sell at CMA's Acquisition Cost all usable inventories and materials reasonably acquired by CMA hereunder for the manufacture of or development of Product, (ii) Natus shall purchase from CMA and CMA shall sell all work-in-progress for the

Product at CMA's cost and (iii) Natus shall purchase and CMA shall sell all other finished Product then in CMA's possession.

                (c) Upon expiration or termination of this agreement for any reason, CMA shall immediately and without delay release to the custody of Natus or Natus' designee all Product Specifications (in whatever form occurring, whether hard copy, magnetic or optical disk, etc.), all Natus-owned tooling, dies, molds, testing or manufacturing or other Natus equipment, together with either originals or validated copies of all testing, inspection, or other data regarding the performance or regulatory compliance of any Product sold to Natus hereunder, as well as any other property of Natus that is on the premises of CMA or any Affiliate, it being understood that all such items constitute Natus property that has been created by, or for the benefit of, Natus or, in the case of Natus-owned equipment, that a bailment has been created for such equipment, obligating CMA to return such equipment to Natus. In addition, CMA shall sell to Natus, at Natus' option, for a reasonable and mutually-agreeable price, any property or equipment owned by CMA or its Affiliates specifically and solely for the production of Natus' Products.

                                   ARTICLE 6

                                INDEMNIFICATION
                                ---------------


     6.1  Indemnification by Natus. Except as otherwise provided in Section 6.2
          ------------------------
below, Natus shall indemnify, defend and hold CMA, its Affiliates and their respective directors, officers, employees, agents, successors and assigns harmless from and against any damages, judgments, claims, suits, actions, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees) arising out of or connected with (a) the design, use, handling, distribution, marketing or sale of the Products (except to the extent caused by CMA's negligent acts or omissions or willful misconduct in the procurement of components or in the manufacturing of the Products) or from any accident resulting from the use of the Products, (b) negligent acts, omissions, willful misconduct or any breach or default of any representation of Natus or any obligation on the part of Natus to be performed pursuant to this Agreement or any of its agents, contractors, employees or licensees, or (c) any proceeding instituted by or on behalf of a Third Party based upon a claim that the manufacture, use or sale of the Products infringes a United States patent or any other proprietary rights.

     6.2  Indemnification by CMA. Except as otherwise provided in Section 6.1
          ----------------------
above, CMA shall indemnify, defend and hold Natus, its Affiliates and their respective directors, officers, employees, agents, successors and assigns harmless from and against any damages, judgements, claims, suits, actions, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees) resulting from (a) any Third Party claims or suits arising out of CMA's negligent acts or omissions or willful misconduct in the procurement of components or in the manufacture of the Products; or, (b) negligent acts, omissions, willful misconduct or any breach or default of any representation of CMA or any obligation on the part of CMA to be performed pursuant to this Agreement or any of its agents, contractors, employees or licensees, provided, however, CMA's total liability
                                     --------  -------
under this Section 6.2 shall not exceed, in the aggregate, [***]


     6.3  Indemnification Procedures. A Party (the "Indemnitee") which intends
          --------------------------                ----------
to claim indemnification under this Article 6 shall promptly notify the other Party (the "Indemnitor") in writing of any action, claim or other matter in
            ----------
respect of which the Indemnitee or any of its Affiliates, or any of their respective directors, officers, employees or agents intend to claim such indemnification; provided, however, the failure to provide such notice within a
                 --------  -------
reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure. The Indemnitee shall permit, and shall cause its Affiliates, and their respective directors, officers, employees and agents to permit, the Indemnitor, at its discretion, to settle any such action, claim or other matter. The Indemnitee agrees to the complete control of such defense or settlement by the Indemnitor; provided, however, such settlement does not adversely affect the
            --------  -------
Indemnitee's rights hereunder or impose any obligations on the Indemnitee in addition to those set forth herein in order for it to exercise such rights. No such action, claim or other matter shall be settled without the prior written consent of the Indemnitor, and the Indemnitor shall not be responsible for any attorneys' fees or other costs incurred other than as provided herein. The Indemnitee, its Affiliates, and their respective directors, officers, employees and agents shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or other matter covered by this indemnification. The Indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and at its own expense.

__________
[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

     6.4  Survival of Indemnification Obligations. The provisions of this
          ---------------------------------------
Article 6 shall survive the expiration or termination of this Agreement.

     6.5  Disclaimer of Consequential Damages. IN NO EVENT SHALL EITHER PARTY BE
          -----------------------------------
LIABLE TO THE OTHER PARTY FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, ANY CLAIM FOR DAMAGES BASED UPON LOST PROFITS.

     6.6  Insurance. Each Party shall maintain (a) general liability, and (b)
          ---------
product liability insurance coverage of at least [***] in each category to protect against such hazards as may or may not be anticipated. Proof of such insurance shall be produced upon request. CMA shall name Natus as an additional named insured under CMA's product liability insurance policy required under this Agreement to be maintained by CMA.

                                   ARTICLE 7

                                 FORCE MAJEURE
                                 -------------

     7.1  Effects of Force Majeure. Neither Party shall be held liable or
          ------------------------
responsible for failure or delay in fulfilling or performing any of its obligations under this Agreement in case such failure or delay is due to any condition beyond the reasonable control of the affected party including, without limitation, acts of God, strikes or other labor disputes, governmental regulations or actions, but excluding failure or delay caused by the affected Party's negligence or financial condition (a "Force Majeure Event). Such Party
                                              -------------------
shall promptly resume performance hereunder as soon as practicable.

     7.2  Notice of Force Majeure Event. Each Party agrees to give the other
          -----------------------------
Party prompt written notice of the occurrence of any Force Majeure Event, the nature thereof, and the extent to which the affected Party will be unable fully to perform its obligations hereunder. Each Party

__________
[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

further agrees to use commercially reasonable efforts to correct the Force Majeure Event as quickly as possible and to give the other Party prompt written notice when it is again fully able to perform such obligations.


                                   ARTICLE 8

                        LEGAL COMPLIANCE: AUTHORIZATION
                        -------------------------------

     8.1  Legal Compliance. Each Party shall comply in all material respects
          ----------------
with all federal, state, and local laws and regulations applicable to the conduct of its business pursuant to this Agreement.

     8.2  Authorization. CMA hereby represents and warrants to Natus that all
          -------------
corporate action on the part of CMA and its officers and directors and Affiliates necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of CMA hereunder has been taken. Natus hereby represents and warrants to CMA that all requisite action on the part of Natus and its officers and directors necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Natus hereunder has been taken.

                                   ARTICLE 9

                         PRESS RELEASES: USE OF NAMES
                         ----------------------------

     9.1  Press Releases. Any press release, publicity or other form of public
          --------------
written disclosure related to this Agreement prepared by one Party shall be submitted to the other Party prior to release for approval.

     9.2  Use of Names. Except as otherwise required by law or by the terms of
          ------------
this Agreement or mutually agreed upon by the Parties, neither Party shall make any use of the name of the other Party or any trade name or trademark belonging to the other Party in any advertising or promotional material without the prior consent of the other Party, and no right or license to use, register or claim any other right in respect thereto is created by or implied by this Agreement.


                                  ARTICLE 10

                           DISPUTE RESOLUTION: VENUE
                           -------------------------

     10.1  Exclusions. Section 10.2 below shall not apply to any disputes
           ----------
arising under Article 6 hereof.

     10.2  Dispute Resolution. The Parties recognize that a bona fide dispute as
           ------------------                               ---- ----
to certain matters may from time to time arise during the term of this Agreement which relates to either Party's rights and/or obligations hereunder. In the event of the occurrence of such a dispute, either Party may, by notice to the other Party, have such dispute referred to their respective officers designated below, or their successors, for attempted resolution by good faith negotiations within ten (10) days after such notice is received. Such designated officers are as follows:

     For Natus - President

     For CMA - President

In the event the designated officers are not able to resolve such dispute within such ten (10) day period, or such other period of time as the Parties may mutually agree in writing, each Party shall have the right to pursue any and all remedies available at law or in equity.

     10.3  Venue. Any court proceeding initiated by one Party against the other
           -----
Party with respect to this Agreement shall be commenced in a United States District Court in California and CMA consents to the personal and subject matter jurisdiction of such Court; provided, however,
                            --------  -------
if the court proceeding is brought as a third party action as part of a pending proceeding in a different venue, either Party may initiate such third party action against the other Party in such other venue.


                                  ARTICLE 11

                                CONFIDENTIALITY
                                ---------------

     11.1 Definition. "Confidential Information" shall mean that information
          ----------
disclosed to CMA by Natus in the course of the term of this Agreement which relates to Natus' past, present, and future research, development, and business activities, and which has been identified to CMA as being the Confidential Information of Natus. The term "Confidential Information" shall not mean any information that is:

          A. already in the possession of CMA and not furnished in confidence by Natus;

          B. rightfully received from a third party without obligation of confidence;

          C.   independently developed by CMA;

          D. now, or hereafter, becomes publicly available without breach of this Agreement; or

          E.   approved for release by written agreement of Natus.

     11.3 Notice. When disclosed in writing, the information will be labeled as
          ------
Confidential. When disclosed orally, such information will be identified as Confidential at the time of disclosure, with subsequent confirmation in writing referencing the date and type of information disclosed. CMA agrees to clearly label as Natus Confidential all information reduced to writing by CMA as a result of such oral disclosures. CMA also agrees to clearly label as

Natus Confidential all information prepared or developed by CMA for Natus and reduced to writing by CMA which is deliverable to Natus hereunder.

     11.4 Duration. During the term of this agreement, and for a period of five
          --------
years thereafter, CMA agrees to hold all such Confidential Information in trust and confidence for Natus and not to use such Confidential Information other than for the benefit of Natus. Except as may be authorized by Natus in writing, for such period of time, CMA agrees not to disclose any such Confidential Information, by publication or otherwise, to any person other than those persons whose services CMA requires who have a need to know such Confidential Information for purposes of carrying out the conditions of this Agreement, and who agree in writing to be bound by, and comply with the conditions of this Section. CMA shall return to Natus all Confidential Information upon request by Natus or upon termination or expiration of this Agreement.

     11.5 Affiliates. The obligations and limitations of this Article 11 apply
          ----------
equally to any CMA Affiliates.


                                   ARTICLE 12

                       PROTECTION OF INTELLECTUAL PROPERTY
                       -----------------------------------

     12.1 Product Specifications. The Product Specifications which are a part of
          ----------------------
this Agreement are the sole and exclusive property of Natus and are to be used by CMA for the sole benefit of Natus in the performance of this Agreement.

     12.2 Natus Property. It is acknowledged by the parties that the design of
          --------------
the Products
was developed under Natus' direction and at Natus' expense. Those features and processes as well as any other features and processess which may be subsequently developed under Natus' direction and at Natus' expense, are the proprietary and confidential designs of Natus, and are the sole and exclusive property of Natus. CMA agrees that all right, title and interest therein shall at all times vest in and remain in Natus. Nothing in this Agreement shall be construed as establishing, transferring, or otherwise conveying to CMA any rights, interest or license in such features and processes, whether by implication, estoppel or otherwise.

     12.3  Identification. CMA will promptly identify any of its background
           --------------
Patents or applications which would be infringed by the manufacture, use or sale of any Product or process delivered to Natus in fulfillment of this Agreement.

     12.4  Usage. All Natus drawings, documents and Product Specifications
           -----
submitted, including but not limited to the Product design, shall remain the property of Natus. Their usage is authorized only for the performance of work for Natus.

     12.5  Deliverables. All of the deliverable items arising out of work
           ------------
performed pursuant to this Agreement, and prepared for and submitted to Natus by CMA under this Agreement, shall belong exclusively to Natus and shall be prepared so as to be works made for hire according to Title 17 USC and CMA hereby assigns to Natus the ownership of copyright in the deliverable works and/or items and Natus shall have the right to obtain and hold in its own name copyrights, registrations and similar protection which may be available in the deliverable items. At Natus' request and expense, CMA shall execute assignments of ownership rights as required.

     12.6  CMA Rights. CMA shall have no license or right, either expressly or
           ----------
by implication, estoppel or otherwise, to reproduce, display publish, prepare derivative works, use, sell, lease or otherwise transfer copies of the deliverable items arising out of work performed pursuant to this Agreement, and prepared for and submitted to Natus by CMA under this Agreement and CMA shall deliver all copies of such works and/or items to Natus upon termination of this Agreement or before said termination upon Natus' written request.

     12.7  Non-Compete. For as long as CMA manufactures the Products for Natus
           -----------
and for [***] thereafter CMA agrees not to design, develop, manufacture, engineer, consign, advise, supply, or consult on the manufacture of competing products for companies other than Natus or its assigns other than as agreed by Natus.
                                  ARTICLE 13

                                 MISCELLANEOUS
                                 -------------

     13.1  Independent Contractors. The relationship between Natus and CMA is
           -----------------------
that of independent contractors and nothing herein shall be deemed to constitute the relationship of partners, joint venturers, nor of principal and agent between Natus and CMA. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party.

     13.2  Assignment. This Agreement may not be assigned or otherwise
           ----------
transferred by either party without the prior written consent of the other Party. Any purported assignment in violation of the preceding sentence shall be void. No assignment shall relieve either Party of responsibility for the performance of any obligation which accrued prior to the effective date of such assignment.

     13.3  Continuing Obligations. Termination, assignment or expiration of this
           ----------------------
Agreement shall not relieve either Party from full performance of any obligations incurred prior thereto.

__________
[***] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

     13.4  Waiver. Neither Party's waiver of any breach or failure to enforce
           ------
any of the terms and conditions of this Agreement, at any time, shall in any way affect, limit or waive such Party's right thereafter to enforce and compel strict compliance with every term and condition of this Agreement.

     13.5  Severability. Each Party hereby expressly agrees that it has no
           ------------
intention to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries; that if any word, sentence, paragraph, clause or combination thereof in this Agreement is found by a court or executive body with judicial powers having jurisdiction over this Agreement or either Party hereto, in a final unappealed order, to be in violation of any such provisions in any country or community or association of countries, such words, sentences, paragraphs, clauses or combination shall be inoperative in such country or community or association of countries and the remainder of this Agreement shall remain binding upon the Parties, so long as enforcement of the remainder does not violate the Parties' overall intentions in this transaction.

     13.6  Headings. The headings in this Agreement are for convenience of
           --------
reference only and shall not affect its interpretation.

     13.7  Exhibits. All exhibits, Production Proposals, and Purchase Orders
           --------
referred to herein form an integral part of this Agreement and are incorporated into this Agreement by such reference.

     13.8  Notices. All notices and other communications required or permitted
           -------
to be given under this Agreement shall be in writing and shall be delivered personally or sent by (a) registered or certified mail, return receipt requested, (b) a nationally-recognized courier service guaranteeing next-day delivery, charges prepaid or (c) facsimile (with the original promptly sent by any of the foregoing manners), and shall be deemed to have been given upon mailing or upon transmission by facsimile, as the case may be. Any such notices shall be addressed to the receiving Party at such Party's address set forth below, or at such other address as may from time to time be furnished by similar notice by either Party:

         If to CMA:                 CMA International, Inc.
                                    100 Europe Drive, Suite 520
                                    Chapel Hill, NC 27514
                                    Attn: Richard M. West
                                    Facsimile No.: 919-968-7829

                                    With a copy of legal notices to:
                                    Byron B. Kirkland, Esq.
                                    Smith, Anderson, Blount, Dorsett,
                                     Mitchell & Jernigan, L.L.P.
                                    P.O. Box 2611
                                    Raleigh, NC 27602-2611
                                    Facsimile No. 919-821-6800

         If to Natus:               Natus Medical, Inc.
                                    1501 Industrial Road
                                    San Carlos, California 94070
                                    Attn:  President
                                    Facsimile No. 650-802-0401

                                    With a copy of legal notices to:
                                    Corporate Secretary

     13.9  Authorization. Production Proposals must be signed by the President
           -------------
of both Parties or their designee as mutually agreed by the Parties.

     13.10 Counterparts. This Agreement and any amendment or supplement hereto
           ------------
may be executed in any number of counterparts and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The execution of this Agreement and any such amendment or supplement by any Party hereto will not become effective until counterparts hereof have been executed by both Parties hereto.

     13.11 Governing Law: Entire Agreement. The validity, interpretation and
           -------------------------------
performance of this Agreement shall be governed and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof. This document constitutes the full understanding of the Parties and a complete and exclusive statement of the terms of their agreement. No terms, conditions, understanding, or agreement purporting to modify or vary the terms of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound. No modification to this Agreement shall be effected by the acknowledgment or acceptance of any purchase order or shipping instruction forms or similar documents containing terms or conditions at variance with or in addition to those set forth herein.

     13.12 Time of the Essence. Time is of the essence in respect to all
           -------------------
provisions of this Agreement in which a time for performance is specified.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.


                                CMA INTERNATIONAL, INC.

                                By:  /s/ Richard M. West
                                     -----------------------------
                                     Name:   Richard M. West
                                     Title:  President

                                Date: /s/ December 3, 1998
                                     -----------------------------

                                NATUS MEDICAL, INC.

                                By:  /s/  Tim C. Johnson
                                     -----------------------------
                                     Name:   Tim C. Johnson
                                     Title:  President

                                Date:  December 3, 1998
                                     -----------------------------